Exhibit 10.1

Dated this 8th day of August 2006

RULES OF THE

MERRION PHARMACEUTICALS LIMITED

SHARE OPTION PLAN (the “Plan”)

CONTENT

1.	DEFINITIONS AND INTERPRETATION	3
2.	EXTENT OF PLAN	6
3.	ELIGIBILITY FOR PARTICIPATION	6
4.	LIMITATION ON PARTICIPATION	6
5.	LIMITATION ON ISSUE	6
6.	GRANT OF OPTIONS	6
7.	OPTION PRICE	7
8.	VESTING	7
9.	TIME OF EXERCISE OF OPTIONS	7
10.	PLAN SHARES	9
11.	DEATH, RETIREMENT OR DISABILITY	9
12.	TERMINATION OF SERVICE	10
13.	PURCHASE / REDEMPTION OF PLAN SHARES	10
14.	PROCEDURE ON EXERCISE OF OPTIONS	11
15.	VARIATION OF CAPITAL	11
16.	LIQUIDATION	12
17.	ALTERATIONS	12
18.	TERMINATION	13
19.	ADMINISTRATION AND DISPUTES	13
20.	WITHHOLDING OF TAXES	13
21.	LISTING AND OTHER CONDITIONS	14

RULES

OF THE

MERRION PHARMACEUTICALS LIMITED

SHARE OPTION PLAN (the “Plan”)

(Established pursuant to a resolution of the Company and approved by Shareholders with effect from the Adoption Date)

1.	DEFINITIONS AND INTERPRETATION

(a)	In the Plan the following expressions bear the following meanings:

“Adoption Date”	8 August 2006;

“Bad Leaver”	a Participant (i) whose Service Provider status is terminated by the Company by reason of grave misconduct, gross default or wilful neglect in the discharge of his duties to the Company or a material breach by the Participant of the terms and conditions of his employment or engagement or (ii) a Participant who, following his termination of Service Provider Status for any reason, is in breach of any obligations owed by him to the Company or restrictions imposed on him by the Company which continue after such termination in accordance with his employment or service contract;

“Auditors”	the auditors or independent accountants for the time being of the Company;

“the Board”	the Board of Directors of the Company or any duly authorised committee thereof;

“the Company”	Merrion Pharmaceuticals Limited registered in Ireland under reference 416298;

“Date of Grant”	the date upon which an Option is granted to a Participant;

“Exercise Date”	the date upon which the holder of an Option exercises the Option over the Plan Shares;

“Exercise Period”	the period specified by the Company as being the period during which the holder of an Option may exercise the Option over the Plan Shares;

“Good Leaver”	a Participant whose Service Provider status terminates other than for one of the reasons set out in Clause 11 and who is not a Bad Leaver;

“Group”	the Company and its Subsidiaries;

“Health Reasons”	reasons of ill-health which, as certified by a medical practitioner appointed by the Group, and accepted by the Group as compelling a Participant to discontinue or alter the nature of his occupation;

“IPO”	Initial Public Offering;

“Market Value”	the price which Plan Shares might reasonably be expected to fetch on a sale in the open market as calculated in accordance with the provisions of section 548 of the Irish Taxes Consolidation Act, 1997 (as amended from time to time);

“Option”	an option granted pursuant to the Plan;

“Option Certificate”	a certificate in respect of an Option in such form as the Board shall determine;

“Option Price”	the price per Plan Share, set out in the Option Certificate, at which the Plan Share comprised in that Option shall be subscribed for on the Exercise Date;

“Ordinary Shareholders”	the persons holding those Shares classed in the Memorandum and Articles of Association of the Company as “Ordinary Shares” in the capital of the Company, other than any persons who acquired such Ordinary Shares by reason of the conversion of Plan Shares into Ordinary Shares;

“Participant”	any person who is for the time being the holder of an Option or of Plan Shares held pursuant to the exercise of an Option;

“Qualifying Service Provider”	a Service Provider, excluding any person serving out his notice period pending withdrawal from the service of the Company;

“Plan”	the Merrion Pharmaceuticals Limited Share Option Plan consisting of these rules as amended from time to time in accordance with the provisions in that regard herein contained;

“Plan Shares”	Ordinary Shares of €0.01 each in the capital of the Company issuable pursuant to the exercise of Options as determined by the Board and set out in the Participant’s Option Certificate;

“Service Provider”	an employee or a director of or a consultant to the Company or any of its Subsidiaries;

“Shareholders”	the holders of the entire issued share capital in the Company for the time being;

“Shares”	all shares in the capital of the Company for the time being;

“Subsidiaries”	the same meaning as in Section 155 of the Companies Act, 1963, regardless of whether or not incorporated in the Republic of Ireland;

“Vesting Date”	the date specified by the Company as being the earliest date upon which the holder of an Option may exercise the Option over the Plan Shares; and

“$” or USD	the lawful currency of the United States of America.

1.2	Where the context so admits, any reference in this Plan:

(a)	to the singular number shall be construed as if it referred also to the plural number and vice versa;

(b)	to the masculine gender shall be construed as though it referred also to the feminine gender;

(c)	to a statute or statutory provision shall be construed as if it referred also to that provision as for the time being amended or re-enacted;

(d)	to a Clause or a sub-clause shall be construed as a reference to a sub-clause of that Clause.

1.3	The clause headings are included only for convenience and shall not affect the construction of the Plan.

1.4	The Plan shall be governed by and construed in accordance with the laws of Ireland.

2.	EXTENT OF PLAN

The Plan shall extend to the Company and its Subsidiaries.

3.	ELIGIBILITY FOR PARTICIPATION

(a)	The persons eligible to participate in the Plan shall, subject to sub-clause (b) of this Clause, be Qualifying Service Providers of the Company or its Subsidiaries;

(b)	No person shall be entitled as of right to participate and the decision as to who shall have the opportunity of participating and the time and extent of his participation shall, subject to the Plan, be made by the Board at its absolute discretion.

(c)	Participation in the Plan by a Participant is a matter entirely separate from, and shall not affect, his pension rights and terms of employment or holding office, and in particular (but without limitation) if a Participant shall for any reason cease to be employed or engaged by, or cease to hold office in, the Company or any of its Subsidiaries (as the case may be) or to be entitled to exercise his Option, he shall not be entitled to any compensation by reference to his rights under the Plan or the benefits capable of being received under the Plan or for any loss or diminution in value of such benefits, which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

4.	LIMITATION ON PARTICIPATION

No Option may be exercised later than the seventh anniversary of the Date of Grant of the Option.

5.	LIMITATION ON ISSUE

Subject to adjustment as provided in Clause 15 below, the aggregate nominal value of Plan Shares that on any particular date are subject to outstanding Options under the Plan and have been issued prior to that date pursuant to the exercise of Options granted under the Plan shall not exceed the aggregate nominal value of 650,000 Plan Shares in the capital of the Company at the Adoption Date.

6.	GRANT OF OPTIONS

(a)	Subject to Clause 4 and Clause 5 and sub-clause (b) of this Clause the Board may, at such time as it shall in its absolute discretion decide, grant Options to such Qualifying Service Providers as may be nominated by it to subscribe at the Option Price for such number of Plan Shares as the Board may specify.

(b)	As soon as reasonably practicable after the Grant Date of an Option, the Board shall procure the issuance to the Participant of an Option Certificate which shall specify with respect to the Option:-

(i)	the Grant Date;

(ii)	the number of Plan Shares subject to the Option;

(iii)	the Option Price;

(iv)	the Vesting Date;

(v)	the Exercise Period; and

(vi)	subject as aforesaid, shall be in the form set out in Schedule I to these Rules or such other form as the Board shall from time to time prescribe.

(e)	Each Option shall be personal to the Participant and shall be non-assignable (save in accordance with the provisions of Clause 11 hereof) and shall automatically lapse and cease to be exercisable if assigned.

7.	OPTION PRICE

The Option Price per Plan Share subject to each Option shall be such sum as determined by the Board as at the Date of Grant of the Option being not less than the nominal value of a Plan Share.

8.	VESTING

The Board shall have the power to set the times on or within which an Option shall be exercisable or the events upon which an Option shall be exercisable.

9.	TIME OF EXERCISE OF OPTIONS

(a)	Options which have vested will be exercisable during the Exercise Period, as specified in the Option Certificate, or earlier at the absolute discretion of the Board or as otherwise provided in these Rules.

(b)	Subject to Clause 9(e), the Board may at its discretion allow Options which have not yet vested to become exercisable upon the earliest of the following events occurring (“Exercise Event”) and/or may at its discretion require that all unexercised Options be exercised within 30 days, or earlier at the discretion of the Board, of such event occurring):

(i)	any person (either alone or together with any person acting in concert with him) obtaining Control of the Company within the meaning of section 11 of the Irish Taxes Consolidation Act, 1997 as a result of purchasing or making a general offer to purchase the Shares;

(ii)	the sale by the Company of its core business or the sale by the Company of what the Board in its absolute discretion determines to be the substantial core of the Company’s business.

(c)	If any of the Exercise Events described in Clauses 9(b) (i), (ii) and (iii) above has not occurred, the Board may at any time at its discretion allow Options which have not yet vested to become exercisable and/or may require that unexercised Options be exercised at a time specified by the Board, and the said time shall be notified to each Qualifying Service Provider at the Date of Grant or such other date as the Board in its absolute discretion may specify.

(d)	Any Options not exercised under Clauses 9(a), 9(b) and 9(c) above shall lapse upon expiration of the applicable exercise period, except at the discretion of the Board.

(e)	No Option may be exercised after the seventh anniversary of the Date of Grant. The Board may in its absolute discretion extend the respective exercise periods referred to in Clauses 9(a), 9(b) and 9(c) either before or after the Date of Grant of an Option.

(f)	In addition to the authority provided to it under Clause 9(a), in connection with the occurrence of an Exercise Event, the Board may, in its sole discretion and without the consent of the Participants, take one or more of the following actions with respect to Options outstanding under the Plan immediately prior to the effective date of the Exercise Event:-

i.	provide that Options shall be assumed by the acquiring company (or parent thereof); or

ii.	provide that Options shall be replaced with comparable options to purchase Shares of the capital shares of the acquiring company (or parent thereof), the determination as to comparability to be made in the sole discretion of the Board; or

iii.	in the event that under the terms of the Exercise Event an offer is made to acquire the issued and to be issued Shares for cash, provide that Options shall be cancelled in consideration for the payment to each Participant of a cash payment per Plan Shares subject to the Option equal to the excess of the price per Plan Shares payable in connection with the Exercise Event over the Option Price payable per Plan Share subject to the Option, subject to deduction of income taxes and such other deductions as may be required under applicable laws and regulations.

(g)	Each Option which is assumed in connection with an Exercise Event pursuant to Clause 9(f) shall be appropriately adjusted by the Board to apply to Shares of the acquiring company (or parent thereof), provided, however, that no such adjustment shall result in the aggregate Option Price payable by a Participant under his Option being increased and that the Auditors shall have confirmed in writing that such adjustment is fair and reasonable.

10.	PLAN SHARES

The Company shall during the period in which the Plan is in operation keep available sufficient authorised but unissued Plan Shares to satisfy any outstanding Options.

The allotment, issuance and transfer of Plan Shares shall be subject to the Memorandum and the Articles of Association of the Company and to any necessary consents of any government or any other authorities (whether in Ireland or any other jurisdiction) under any enactments or regulations from time to time in force and the Participant shall do all such things as may be necessary to obtain or obviate the necessity for any such consent.

All Plan Shares allotted under Options shall rank pari passu in all respects with the Plan Shares for the time being in issue save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such allotment.

11.	DEATH, RETIREMENT OR DISABILITY

11.1	If a Participant ceases to serve as a Service Provider because:-

(i)	he has retired on or after reaching retirement in accordance with his contract of employment (“Retirement”); or

(ii)	of Health Reasons; or

(iii)	of the Participant’s death (“Death”)

an Option held by such Participant, to the extent not exercisable as of the date on which the Participant ceases to be a Service Provider, shall lapse and cease to be exercisable as of such date. To the extent an Option has become exercisable as of such date, it may be exercised, within the period of one year following such date in the event of Death or the period of three months following cessation by reason of Retirement or Health Reasons.

PROVIDED HOWEVER that no Option shall be exercisable or exercised by virtue of this Clause later than the seventh anniversary of the Date of Grant of such Option and on the expiry of such period the Option shall lapse. On any partial exercise of such an Option the balance of the rights then remaining unexercised under such Option shall immediately lapse.

(Where the Option is exercised by personal representatives an office copy of the Probate or Letters of Administration should accompany the form).

11.2	The Board may, in its absolute discretion, extend the exercise period referred to in Clause 11.1

12.	TERMINATION OF SERVICE

In the event a Participant ceases to serve as a Service Provider for any other reason than those set out in Clause 11 (and without prejudice to the generality of the foregoing) including but not limited to, by reason of the resignation of the Service Provider or the dismissal by the Company with or without cause, all Options whether exercisable or not shall lapse within 30 days of the date of such termination.

Notwithstanding the foregoing provisions of this Clause 12 and of Clause 11, the Board shall have the authority, exercisable in its sole discretion at any time an Option remains outstanding, to provide that, as of the date the Participant ceases to be a Service Provider, the vesting of the Option shall accelerate in whole or in part and/or that the Option shall remain exercisable for a specified period after such date and the Option shall thereafter be exercisable in accordance with the terms and conditions specified by the Board provided, however, that no Option shall be exercisable or exercised later than the seventh anniversary of the Date of Grant of such Option.

13.	PURCHASE / REDEMPTION OF PLAN SHARES

Where an Option has been exercised by a Participant and the Participant ceases to serve as a Service Provider, the Ordinary Shareholders shall be entitled (but not obliged) to appoint a nominee to purchase some or all of the Plan Shares held by the Participant in accordance with this Clause 13. Such right may be exercised by the Ordinary Shareholders in accordance with the provisions of the Company’s Articles of Association at any time after the date on which the Participant shall cease to be a Service Provider but shall in all events lapse upon the occurrence of an IPO, as defined in Clause 9(b).

13.1	If an Option has been exercised by a Participant and the Participant subsequently ceases to be a Service Provider by reason of an event set out in Clause 11 then the Plan Shares issued to the Participant pursuant to the Options exercised by him may be purchased by a nominee appointed by the Ordinary Shareholders at the Market Value of the Plan Shares at such date of purchase.

13.2	If a Participant has exercised an Option under this Plan and ceases to be a Service Provider for any other reason than as set out in Clause 11 then the following provisions will apply:

13.2.1	Should the Participant be a Bad Leaver, the Plan Shares then held by the Participant may be purchased by a nominee appointed by the Ordinary Shareholders at the Option Price paid for those Plan Shares.

13.2.2	Should the Participant be a Good Leaver, the Plan Shares then held by the Participant which were issued in accordance with the grant of options to the Participant may be purchased by a nominee appointed by the Ordinary Shareholders at the Market Value of such Plan Shares at the date of purchase

14.	PROCEDURE ON EXERCISE OF OPTIONS

Upon the exercise of an Option in whole or in part, the Participant shall pay the Option Price to the Company and shall deliver a completed and executed Notice of Exercise of Option to the Company which shall as soon as practicable after the receipt thereof issue the appropriate number of Plan Shares to the Participant and deliver to the Participant any appropriate balance Option Certificate, if appropriate.

All Plan Shares allotted under Options shall rank pari passu in all respects with the Plan Shares for the time being in issue save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such allotment.

15.	VARIATION OF CAPITAL

(a)	In the event of any increase or variation of the Shares capital of the Company by way of capitalisation or rights issue, or sub-division, consolidation or reduction, the Board may make such adjustments as it considers appropriate under sub-clause (b) below.

(b)	An adjustment made under this sub-clause may be to one or more of the following:

(i)	the number of Plan Shares mentioned in Clause 5 of these rules;

(ii)	the number of Plan Shares comprised in any Option;

(iii)	the Option Price applicable in respect of any Plan Shares comprised in any Option;

(iv)	any other term of any such Option;

(v)	where any Option has been exercised but no Plan Shares have been allotted pursuant to such exercise, the number of Plan Shares which may be so allotted and the Option Price applicable in respect thereof.

(c)	On the occurrence of any of the events referred to in sub-clause (a) above, other than in the case of a capitalisation issue, no adjustment under sub-clause (b) above shall be made without the prior confirmation in writing by the Auditors that it is in their opinion fair and reasonable. The Auditors shall be deemed to be acting as experts and not as arbitrators and the Irish Arbitration Acts, 1954 to 1998 shall not apply.

(d)	No adjustment shall be made under sub-clause (b) above which would cause the Option Price applicable in respect of any Plan Shares to be issued pursuant to exercise of an Option to be less than the nominal value of such Plan Shares.

(e)	As soon as reasonably practicable after making any adjustment under sub-clause (b) above, the Board shall give notice in writing thereof to any Participant affected thereby.

(f)	Options may be adjusted following variations of the Shares capital of the Company other than those specified in sub-clause (a) above, but only with the prior written consent of the existing members of the Company. Any such adjustment shall be made in accordance with sub-clauses (a) and (b) above.

16.	LIQUIDATION

In the event of the Company going into liquidation, all Options shall ipso facto cease to be exercisable and (save to the extent, if at all, that the Board may, prior to such liquidation, in its absolute and uncontrolled discretion otherwise determine) Participants shall not be entitled to damages or other compensation of any kind.

17.	ALTERATIONS

(a)	Subject to sub-clause (b) of this Clause, and without prejudice to the rights of the Board pursuant to Clause 16, the Board may vary, amend or revoke any of the provisions of the Plan in such manner as may be thought fit, provided that:

(i)	the purposes of the Plan shall not be altered;

(ii)	no such variation, amendment or revocation shall increase the aggregate Option Price payable by any Participant under an Option; and

(iii)	no such variation shall contravene the rights of the Shareholders pursuant to the Articles of Association;

but so that the foregoing provisos (i) and (ii) shall not be applicable to any variation, amendment or revocation of any of the provisions of the Plan which is considered necessary or desirable by the Board in the light of professional advice obtained in connection with any proposal whereby the Shares of the Company are to become listed or quoted on any recognised shares exchange or registered under the Securities Act of 1933, as amended, of the United States of America or to comply with or take account or advantage of the provisions of any proposed or existing legislation or law or any change to such legislation or law or to obtain or maintain favourable taxation treatment of the Company or any Subsidiary or any existing or future Participant, provided that the Company will seek the approval of the Shareholders for any amendment if such approval is necessary to comply with all relevant and applicable laws in applicable jurisdictions or any other applicable rules or regulations.

(b)	As soon as reasonably practicable after any alteration or addition under sub-clause (a) takes effect, the Board shall give notice in writing thereof to all Participants.

18.	TERMINATION

(a)	The Plan will be terminated on the tenth anniversary of the Adoption Date or such earlier date as specified in a resolution of the Board or by ordinary resolution of the Company.

(b)	No such termination of the Plan under sub-clause (a) of this Clause shall affect or modify any subsisting rights or obligations of the Participants in respect of any Options and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions of the Plan (as amended from time to time) as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Plan.

19.	ADMINISTRATION AND DISPUTES

The Plan shall be administered by the Board which may from time to time make and vary such rules and regulations not inconsistent with these rules and establish such procedures for the administration and implementation of the Plan as it thinks fit. The decision of the Board in any dispute or question concerning the construction or effect of the Plan or any other questions arising in connection with the Plan shall be final and conclusive, subject to the concurrence of the Auditors whenever required under these Rules.

20.	WITHHOLDING OF TAXES

The Company, shall not be under any obligation to allot or issue Plan Shares to a Participant under or in connection with this Plan unless and until the Board is satisfied in its absolute discretion that such Participant has made payment to the Company of such sum as is, in the discretion of the Board, sufficient to settle any liability for any tax and/or social insurance contributions and/or similar imposts which are or would be recoverable from such Participant as a result of the exercise of an Option and in respect of which the Company or any Subsidiary is liable to account (in any jurisdiction).

The Company shall have the right to reduce the number of Plan Shares otherwise deliverable upon exercise of an Option by an amount that would have a fair value equal to the amount of all national and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant, pursuant to the Plan or otherwise. In connection with such withholding, the Company may make such arrangements as are consistent with the Plan as it may deem appropriate.

21.	LISTING AND OTHER CONDITIONS

(i)	If the Shares are being listed on a recognised securities exchange, the issuance of any Plan Shares upon exercise of an Option shall be conditional upon such Shares actually being listed on such exchange.

(ii)	For the purposes of the Plan, an initial offering to the public as set out in Clause 9(b)(i) shall have been effected as of the official closure of a firmly underwritten IPO of the Ordinary Shares.

(iii)	In the event that the exercisability has arisen in accordance with Clause 9(b)(i) the Company shall have no obligation to issue any Plan Shares unless and until the Shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected. Upon the termination of any such period of suspension, any Option affected by such suspension that shall not then have expired or terminated shall be reinstated as to all Shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

SCHEDULE 1

THE MERRION PHARMACEUTICALS LIMITED

SHARE OPTION PLAN

OPTION CERTIFICATE

Option Certificate Number:	____________________________________
Name of Participant:	____________________________________
Address of Participant:	____________________________________
____________________________________

Date of Grant:	[Date of Board Approval of Option]

Maximum Number of Plan Shares:	____________________________________

Option Price:	____________ per Plan Share

Expiration Date:	[Date prior to seventh anniversary of Date of Grant]

Vesting Commencement Date:	[TO BE DETERMINED BY BOARD]

The Option shall become exercisable as set forth below, subject to the provisions of this agreement and the Participant’s acknowledgement and agreement that any shares purchased upon exercise of the Option are subject to the Company’s repurchase/redemption rights set forth in the Plan:

(i)	On and after [Date], the Option may be exercised to purchase up to [Number] Option Shares;

(ii)	On or after the [Date] and each successive month thereafter, the Option may be exercised to purchase up to an additional 2.7778% of the Number of Option Shares;

(iii)	The foregoing provisions shall be interpreted such that on or after [Date] the Option may be exercised to purchase up to 100% of the Number of Option Shares.

The schedule set forth above is cumulative, so that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of shares as to which it is then exercisable.

Merrion Pharmaceuticals Limited HEREBY GRANTS to the Participant named above an option to acquire the above number of Plan Shares in the Company.

This Option is granted and exercised subject to and in accordance with the Rules of The Merrion Pharmaceuticals Limited Share Option Plan as they are amended from time to time. In accordance with Rule 9(e), the Option may not in any event be exercised later than the Expiration Date shown above.

The rights attached to the Plan Shares are those attaching to the Ordinary Shares in the Memorandum and Articles of Association of the Company, subject to the proviso that in the event of an IPO, the Board retains the right to place an absolute restriction on the disposal of:

(i)	Plan Shares acquired prior to an IPO; and/or

(ii)	Plan Shares acquired post an IPO

for a period of up to 12 months following that IPO.

A Participant, whether or not a director of any company, shall not be entitled to exercise an option at any time when to do so would contravene the provisions of the Irish Companies Acts, 1963 – 2005 governing Shares dealings by directors and employees or the provisions of any code of practice governing such dealings which may be adopted by the Company in connection with the listing by the Company of its Shares on any recognised shares exchange or securities market.

Present when the Common Seal of MERRION PHARMACEUTICALS LIMITED was affixed hereto:

Director	Secretary

Participant Acknowledgement:

I acknowledge receipt of Option Certificate Number ___ ___ and a copy of the Rules of the Merrion Pharmaceuticals Limited Share Option Plan (the “Plan”). I confirm my acceptance of the Option as described in the Option Certificate and I agree to be bound by the Rules of the Plan.

By:
Participant Signature

Full Name:

Address:

Date:

SCHEDULE 2

THE MERRION PHARMACEUTICALS LIMITED

SHARE OPTION PLAN

NOTICE OF EXERCISE OF OPTION

To: Company Secretary, Merrion Pharmaceuticals Limited (print registered address)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

I hereby exercise the option granted to me on [            ] to purchase up to [            ] Plan Shares in respect of all / part of the Plan Shares over which the Option may be exercised, and request the allotment or transfer to me of those Plan Shares in accordance with the rules of the Plan and the Memorandum and Articles of Association of the Company.

I enclose a cheque made payable to Merrion Pharmaceuticals Limited/_______________ in the sum of €_____ being the aggregate Option Price of such Plan Shares.

Names (block letters)	Signature

Address	Date

NOTES:

1.	This form must be accompanied by payment of the Option Price for the Plan Shares in respect of which the Option is exercised.

2.	The Option may not be exercised in respect of less than 25% of the Plan Shares subject to the Option.

3.	The Plan has not been approved by the Irish Revenue Commissioners.

4.	IMPORTANT. The Company does not undertake to provide you with specific advice on the tax consequences of exercising your Option. Under current Irish tax law, self assessment provisions apply in settling the tax due on option gains. As such, the onus is on you to pay the income tax due, on the exercise of your options, to the Collector General within 30 days of the date of exercise along with a Form RTSO1. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

A Participant (whether or not a director) shall not be entitled to exercise an option at any time when to do so would contravene the provisions of the Irish Companies Acts, 1963-2005 or the provisions of any code of practice governing such dealings which may be adopted by the Company in connection with the listing by the Company of its Shares on any recognised stock exchange or securities market.